UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               ------------------


                                 INNOVATIA, INC.
                 ----------------------------------------------
                 (Name of small business issuer in its charter)

                          (Primary Standard Industrial
       Colorado                       7310                     84-1581975
  ------------------             --------------           --------------------
(State or jurisdiction    (Primary Standard Industrial      (I.R.S. Employer
of incorporation           Classification Code Number)     Identification No.)
or organization)

                               ------------------


                       5655 S. Yosemite Street, Suite 109
                Greenwood Village, Colorado 80111; (303) 468-1111
          -------------------------------------------------------------
          (Address and telephone number of principal executive offices)

                           5655 S. Yosemite, Suite 109
                        Greenwood Village, Colorado 80111
          -------------------------------------------------------------
                   (Address of principal place of business or
                      intended principal place of business)

                                 Mark A. Bogani
                       5655 S. Yosemite Street, Suite 109
                Greenwood Village, Colorado 80111; (303) 468-1111
            ---------------------------------------------------------
            (Name, address and telephone number of agent for service)

                  Please send copies of all correspondence to:

                              Randall Lanham, ESQ.
                            28562 Oso Parkway, Unit D
                        Rancho Santa Margarita, CA 92688
                            Telephone: (949) 858-6773

Approximate date of proposed sale to the public: From time to time after this registration statement becomes effective.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
==============================================================================================================
       Title of each class         Amount         Proposed maximum       Proposed maximum        Amount of
          of securities            to be           offering price           aggregate          registration
        to be registered         registered           per share           offering price            fee
---------------------------- ------------------- -------------------- ----------------------- ----------------
Common Stock                     200,000                $.25               $50,000.00             $4.60
==============================================================================================================

The offering price per share for the selling security holders was estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) of Regulation C.

(begin boldface)
The Registrant shall amend this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
(end boldface)

                   Preliminary Prospectus Dated June 28, 2002

SUBJECT TO COMPLETION

The information in this preliminary prospectus is not complete and may be changed. We may complete or amend this preliminary prospectus without notice. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                                 INNOVATIA, INC.
                         200,000 Shares of Common Stock
                                 $.25 per share

                                    Per                Total
                                    share
Public Price.                       $0.25              $50,000
Commissions.                        $0                 $0
Proceeds to INNOVATIA, INC.         $0.25              $50,000

We are offering to the public 200,000 shares of common stock on a "best efforts," "all-or-none," basis through our officers and directors. If we do not sell all 200,000 shares within 180 days after commencement of this offering, the offering will terminate and all money paid for shares will be promptly returned to the purchasers, without interest and without deduction.

This is our initial public offering, and no public market currently exists for our shares. The offering price may not reflect the market price of our shares after the offering. There is no minimum purchase requirement and no arrangement to place funds in an escrow, trust, or similar account.

An investment in our common stock involves a high degree of risk. You should purchase our common stock only if you can afford a complete loss of your purchase.

See "Risk Factors" beginning on page 3 for a discussion of material risks that you should consider prior to purchasing any of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a
                                                                            ----
criminal offense.
-----------------

The information contained in this prospectus is subject to completion or amendment. We have filed a registration statement with the Securities and Exchange Commission relating to the securities offered in this prospectus. We may not sell these securities nor may we accept any offers to buy the securities prior to the time the registration statement becomes effective. This prospectus is not an offer to sell or a solicitation of an offer to buy any securities. We shall not sell these securities in any state where such offer, solicitation or sale would be unlawful before we register or qualify the securities for sale in any such State.

                  THE DATE OF THIS PROSPECTUS IS JUNE 28, 2002.





Innovatia, Inc. SB-2                     1

                               PROSPECTUS SUMMARY

Innovatia, Inc. was organized on March 12, 2001, and is in the process of commencing operations, but has not generated any revenue and is still a development stage corporation. Innovatia is in the business of producing the "Broadcast Art Show", consisting of digital images of artworks, collected from numerous sources, combined into `shows', disseminated via various methods to distant venues and displayed to the public there. Innovatia has only begun to pursue the Broadcast Art Show concept, by contacting a limited number of artists for their reactions and by filing a US patent application now being processed. While the business does appear to be unique, there can be no assurance that the market will accept and reward this new concept or that the business will be able to generate any revenues. To date there has been no award of patent rights and no indication that such rights are forthcoming.

Innovatia's address is: 5655 S. Yosemite St. #109, Greenwood Village, CO 80111. Innovatia's telephone number is: 303-468-1111, and the facsimile number is:
303-468-1115.

The Offering
------------

Securities Offered...............................200,000 shares of common stock
Price Per Share...........................................................$0.25
Minimum Purchase...........................................................NONE
Duration of Offering...................................................180 Days





























Innovatia, Inc. SB-2                     2

Selected Financial Information
------------------------------

We were only recently organized. Accordingly, we only recently commenced operations and are now starting to develop relationships with artists and have just begun collecting artwork for our Broadcast Art Show. After completing this phase of our business plan, we will initiate the next phase, which will be to find suitable commercial venues in which to broadcast. We cannot be certain that we will ever generate earnings from our business.

Summary Balance Sheet Data:
--------------------------
                                                         As of  April 30, 2002

Working Capital                                             $    1,855
Total Assets                                                $    3,752
Total Liabilities                                           $    1,897
Total Shareholders' Equity                                  $    1,855

Summary Operating Data:
----------------------

                                            Inception
                                         (March 12, 2001)        Three Months
                                                to                  Ended
                                          April 30, 2002        April 30, 2002
                                         ----------------       --------------

Revenues                                   $   --0--              $   --0--
Net Income (Loss)                          $  (7,095)             $  (1,586)
Net Income (Loss) Per Share                $ (.002365)            $ (.0005286)
Weighted Average Number of Shares
of Common Stock Outstanding                 3,000,000               3,000,000






















Innovatia, Inc. SB-2                     3

RISK FACTORS

The purchase of the shares of common stock being offered pursuant to this prospectus is speculative and involves a high degree of risk. Before making an investment decision, prospective investors should carefully consider, along with other matters referred to in this prospectus, the following risk factors, which have set forth all of the material risks inherent in and affecting our business and this offering:

Risk Factors Related to This Offering
-------------------------------------

We are a  development-stage  company with limited prior business operations and,
--------------------------------------------------------------------------------
accordingly,  it is  difficult  to evaluate  our  business  and  prospects.  Our
--------------------------------------------------------------------------
prospects must be considered in light of the risks, expenses, delays and difficulties frequently encountered in establishing a new business in a wholly new industry. You should be aware of the increased risks, uncertainties, difficulties and expenses we face as a new business with limited operating history. Our marketing program may be expected to encounter problems, complications, expenses and delays. Further, we will be subject to many of the risks common to development-stage enterprises, including undercapitalization, cash shortages, limitations with respect to personnel, technological, financial and other resources and lack of a customer base and market recognition, most of which are beyond our control. However, we can continue in operation for the next twelve months if we receive the proceeds from the shares being offered. We anticipate that we will need at least $50,000 of additional capital to continue in operation for a period of approximately one year following the next twelve months.

We have  realized no revenue and no earnings,  and we may not be able to achieve
--------------------------------------------------------------------------------
profitable  operations in the future.  We cannot be certain that we will achieve
------------------------------------
profitable operations in the future. See "Plan of Operation - Financial Condition, Liquidity and Capital Resources" and "Certain Transactions" for a more detailed description of our capitalization and financial condition. During the development stage of our operations, the revenues generated from operations can be expected to be insufficient to cover expenses.

We expect  significant  increases in our costs and  expenses  that may result in
--------------------------------------------------------------------------------
continuing  losses  for at least  the next  year,  which,  in turn,  may cause a
--------------------------------------------------------------------------------
dramatic  change in our business  plan or the sale,  merger or bankruptcy of our
--------------------------------------------------------------------------------
business.  We cannot be  certain  that we will  obtain  enough  venues or a high
--------
enough volume of advertisers to generate sufficient revenue and achieve profitability. We believe that we will continue to incur operating and net losses for at least the next year, and possibly longer, and that the rate at which we incur these losses will increase significantly from current levels. We intend to increase our costs and expenses substantially as we: Purchase the equipment necessary to deliver the most technologically advanced digital picture capture, distribution and display; Retain qualified consultants and/or employ additional personnel; Increase our marketing and advertising activities; and Increase our general and administrative functions to support our growing operations. We may find that these efforts will be more expensive than we currently anticipate or that these efforts may not result in proportional increases in our revenues, which would further increase our losses.




Innovatia, Inc. SB-2                     4

The  continuation  of  business  strongly  depends  on the two  officers  of the
--------------------------------------------------------------------------------
company.  Our business is dependent  upon Bruce Penrod and Mark Bogani,  who are
-------
the current officers and directors of Innovatia. If Mr. Penrod or Mr. Bogani is forced to leave office or resign, there will be no management to run our business. In addition, both Mr. Bogani and Mr. Penrod will not be devoting full time to the development of the company's business, since they have commitments elsewhere.

Because our executive officers and directors are our only two employees and have
--------------------------------------------------------------------------------
limited experience,  we may not be able to achieve profitability or maintain our
--------------------------------------------------------------------------------
operations with the limited  experience of these  individuals.  Mr. Mark Bogani,
-------------------------------------------------------------
our President/Chief Executive Officer and a director of Innovatia, and Mr. Bruce Penrod, the Secretary/Treasurer and a director of Innovatia, are our only two employees. We have no plans to retain any other personnel except one part-time, administrative employee for the foreseeable future. Both Mr. Penrod and Mr. Bogani have limited prior experience in our business. See "MANAGEMENT - Business Experience" for a description of their previous business experience. We may not be able to achieve profitability or maintain our operations with the limited experience of our executive officers and directors. We do not have "key person" life insurance policies covering either of these individuals.

We have limited assets and working capital and minimal shareholders' equity and,
--------------------------------------------------------------------------------
if our financial  condition does not improve,  we will cease  operations and our
--------------------------------------------------------------------------------
shareholders  will lose their entire  investment.  As of April 30, 2002,  we had
------------------------------------------------
total assets of $ 3,752, including $3,752 in cash and cash equivalents, a working capital of $1,855 and total shareholders' equity of $1,855. Our two executive officers contributed funds that total $7,000 for all 3,000,000 of our outstanding shares of common stock. Accordingly, we have only very limited assets and financial resources. We cannot be certain that our financial condition will improve. We will cease operations and our shareholders will lose their entire investment if our financial condition does not improve.

We may not succeed in procuring the right venues,  enough venues,  participating
--------------------------------------------------------------------------------
artists, artworks which serve to entertain the public, or sufficient advertising
--------------------------------------------------------------------------------
revenues to support the  venture.  Since this  venture is the first of its kind,
--------------------------------
there is no comparison available to similar ventures which might serve as a guide to strategy.

Acceptance by Venues.  Our business  depends on acceptance by venues  willing to
--------------------
offer the Art Show to their patrons. We have no agreements with any venue and cannot be sure we will reach agreements with any venue in the future.

Reliance on Advertising  revenues.  Revenues from  operations are anticipated to
---------------------------------
come predominantly from advertising sales. The medium of a digital art show is new and unproven, and there can be no assurance that potential advertisers will view it as viable and choose to purchase advertising. The medium is mute, which precludes most conventional advertising, which combines audio with video.


Innovatia, Inc. SB-2                     5

Dependence on Artists. Our business expects the cooperation and participation of
---------------------
artists to contribute pictures of their art works for display in the Show. While we are hopeful that artists will view the Broadcast Art Show as a good outlet giving them increased exposure, we have no assurance that artists will contribute such works on an ongoing basis. Furthermore, it is unclear what types of art will be available to the Show and how much appeal these will have to the audience.

Our lack of a  marketing  organization  and  limited  marketing  capability  may
--------------------------------------------------------------------------------
adversely affect customer acceptance and our revenues.  Ultimately, we will need
-----------------------------------------------------
to expend funds to attract and train customer service personnel to help build our brand and attract advertisers. We anticipate that our very limited finances and other resources may be a determinative factor in the decision of any prospective marketing or customer support personnel as to whether to become employed by Innovatia. We will rely upon the judgment and conclusions of our management, based solely upon their knowledge and prior limited business experience, relative to our needs for marketing expertise, until such time, if ever, as we are successful in attracting and employing capable marketing and customer support personnel. As a result, we may not be able to achieve profitability when we expect, or at all.

There is no public  market for our common stock and, if a public market fails to
--------------------------------------------------------------------------------
develop or be sustained,  then  investors  may be unable to sell,  and therefore
--------------------------------------------------------------------------------
lose their investments in, the shares of common stock. There is no public market
-----------------------------------------------------
for our common stock and there is no assurance that a public market will develop as a result of this offering or, if developed, that it will be sustained. Many brokerage firms may not effect transactions in the securities and many lending institutions may not permit their use as collateral for loans. The common stock will be traded, if at all, in the "pink sheets" maintained by members of the National Association of Securities Dealers, Inc., and possibly on the electronic Bulletin Board. We will not satisfy the requirements either for being quoted on the National Association of Securities Dealers' Automated Quotations System or for listing on any national securities exchange. Accordingly, until we qualify for NASDAQ or listing on an exchange, any trading market that may develop for the common stock is not expected to qualify as an "established trading market" as that term is defined in Securities and Exchange Commission regulations, and is expected to be substantially illiquid.

Because our management will continue to control Innovatia,  they will be able to
--------------------------------------------------------------------------------
determine the outcome of all matters requiring approval of our shareholders. Mr.
---------------------------------------------------------------------------
Mark Bogani, our President /Chief Executive Officer and Mr. Bruce Penrod, our Secretary/Treasurer, respectively, and owners together of all 3,000,000 shares of our outstanding common stock, are parents and controlling persons of Innovatia because of their positions and share ownership. Even following the completion of this offering, Mr. Bogani and Mr. Penrod will together own 93.75%
                                                                          ------
of our outstanding shares of common stock. Therefore, our two management members, together, will be able to determine the outcome of all matters requiring approval by our shareholders, including the election of directors and the approval of mergers or other business combination transactions. See "Principal Shareholders" for a description of management's share ownership and "Management" for background on Mr. Bogani and Mr. Penrod.






Innovatia, Inc. SB-2                     6

Our stock  price  will  fluctuate  after  this  offering,  which  may  result in
--------------------------------------------------------------------------------
substantial  losses for  investors.  The offering price for the shares of common
----------------------------------
stock being offered by this prospectus was arbitrarily selected and the trading price will fluctuate after this offering once trading commences, if ever. The fluctuation of the stock price could result in substantial losses for investors. The market price of our common stock may fluctuate significantly in response to a number of factors, some of which will be beyond our control. These factors include: Quarterly variations in operating results; Announcements by us or our competitors of new product and service offerings, significant contracts, acquisitions or strategic relationships; Publicity about our company, our products and services; Additions or departures of key personnel; Any future sales of our common stock; and Stock market price and volume fluctuations of publicly-traded companies in general. The trading prices of many public companies have been especially volatile and many are at or near historical lows. Investors may be unable to resell their shares of common stock at or above the offering price.

The Penny Stock Rules will cover our stock,  which may make it  difficult  for a
--------------------------------------------------------------------------------
broker to sell.  Our common stock is a penny  stock,  which means that SEC rules
--------------
require broker dealers who make transactions in the stock to comply with additional suitability assessments and disclosures than they would in stock that were not penny stocks.

This  offering  is a direct  participation  offering,  and there may be less due
--------------------------------------------------------------------------------
diligence  performed.   In  an  underwritten   offering,   the  underwriter  and
--------------------
broker-dealers involved in the offering must make certain due diligence inquiries to comply with rules imposed upon them by law and procedures imposed upon them by the National Association of Securities Dealers. Since this is a self-underwritten offering, no brokers will be involved to make those inquiries, and there may be less due diligence performed, because our officers and directors will sell shares.

New shareholders will incur substantial  dilution of approximately  $.233795 per
--------------------------------------------------------------------------------
share as a result of this offering.  The current  shareholders of Innovatia have
----------------------------------
acquired their shares of common stock at an average cost of $.0023333 per share,
                                                            ---------
which is substantially less than the price of $.25 per share to be paid by the investors in this offering. Accordingly, the offering price is substantially higher than the book value per share of our outstanding common stock. As a result, an investor who acquires shares of common stock in this offering will incur immediate substantial dilution of approximately $.2321875 per share. See
                                                        ---------
"Dilution" for a more detailed description of how new shareholders will incur dilution.

Sales of substantial  amounts of our shares may depress our stock price. A total
-----------------------------------------------------------------------
of 200,000 shares being offered by Innovatia in this offering will be available for resale immediately after the effectiveness of this offering. The balance of 3,000,000 shares of common stock held by our current shareholders, including an aggregate of 1,500,000 shares held by each of our executive officers, becomes eligible for resale pursuant to Rule 144 commencing in March 2003. Sales of a substantial number of shares of our common stock could cause our stock price to fall. In addition, the sale of these shares could impair our ability to raise capital through the sale of additional stock. After this offering, we will have 3,200,000 shares of common stock outstanding, including 200,000 shares that we are selling in this offering that may be resold immediately in the public market. The remaining 3,000,000 shares will be eligible for resale in the public market pursuant to Rule 144 commencing in March 2003.


Innovatia, Inc. SB-2                     7

There is no guarantee that we will be able to raise the necessary  funds in this
--------------------------------------------------------------------------------
offering or that additional funds will be available to us when we need them and,
--------------------------------------------------------------------------------
if financing is  unavailable,  we may need to  dramatically  change our business
--------------------------------------------------------------------------------
plan,  sell or merge  our  business  or face  bankruptcy.  Based on our  current
--------------------------------------------------------
projections, we will need to raise funds after the expiration of one year from the closing of this offering through the issuance of equity, equity-related or debt securities in addition to the funds we are raising in this offering. However, there is no guarantee that we will be able to raise the funds in this offering that are necessary to maintain our business for the following year. We cannot be certain that additional capital will be available to us on favorable terms when required, or at all. If this additional financing is not available to us, we may need to dramatically change our business plan, sell or merge our business or face bankruptcy. In addition, our issuance of equity or equity-related securities will dilute the ownership interest of existing shareholders and our issuance of debt securities could increase the risk or perceived risk of our company. Any of these actions could cause our stock price to fall.

DETERMINATION OF OFFERING PRICE

We have arbitrarily determined the initial public offering price of the shares. We considered several factors in such determination. Including the following: our start up status; prevailing market conditions, including the history and prospects for the industry in which we compete; our future prospects; and our capital structure.

Therefore, the public offering price of the shares does not necessarily bear any relationship to established valuation criteria and may not be indicative of prices that may prevail at any time or from time to time in the public market for the common stock. You cannot be sure that a public market for any of our securities will develop and continue or that the securities will ever trade at a price at or higher than the offering price in this offering.

ADDITIONAL INFORMATION

We have not authorized any person to give any information or to make any representations other than those contained in this prospectus. You should not rely on any information or representations not contained in this prospectus, if given or made, as having been authorized by Innovatia. This prospectus does not constitute an offer or solicitation in any jurisdiction in which the offer or solicitation would be unlawful.

We intend to furnish to our stockholders annual reports containing financial statements audited by our independent certified public accountants and quarterly reports containing reviewed unaudited interim financial statements for the first three-quarters of each fiscal year. You may contact the Securities and Exchange Commission at 1-(800) SEC-0330 or you may read and copy any reports, statements or other information that Innovatia, Inc. files with the Securities and Exchange Commission at the Securities and Exchange Commission's public reference room at the following location: Public Reference Room 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, Telephone 1(800)-SEC-0330. The Securities and Exchange Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission. The address of the site is http://www.sec.gov.
        ------------------


Innovatia, Inc. SB-2                     8

We have filed with the Commission a registration statement on Form SB-2 under the Securities Act of 1933, as amended with respect to the securities offered in this prospectus. This prospectus does not contain all the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the common stock offered in this prospectus, reference is made to such registration statement, exhibits and schedules. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference. A copy of the registration statement, including the exhibits and schedules can be reviewed through EDGAR.

USE OF PROCEEDS

The amounts and timing of expenditures described in the table for each purpose may vary significantly depending on numerous factors, including, without limitation, the progress of our marketing, development of our services, our ability to establish collaborative arrangements with artists and venues, the initiation of commercialization activities, and the availability of other financing. We anticipate, based on currently proposed plans and assumptions relating to our operations, that our available cash of approximately $3,752, the proceeds of this offering $50,000 and cash flow from operations, if any, will be adequate to satisfy our capital needs for approximately 12 months following consummation of this offering.

The proceeds from the sale of the shares of common stock offered hereby are estimated to be approximately $50,000. We intend to utilize the estimated net proceeds following the offering for the following purposes:

Application of Net Proceeds                            Amount       Per  Cent
---------------------------                           -------       ---------
Professional fees...............................       $4,000          8.0 %
Lease of Office Space (1).......................       $7,200         14.4 %
Purchase of equipment (2).......................      $20,000         40.0 %
Rental of Equipment and Services (3)............       $4,000          8.0 %
Additional Website Development (4)..............       $3,000          6.0 %
Marketing/Advertising (5).......................       $6,000         12.0 %
Working capital(6)..............................       $5,800         11.6 %
Total Net Proceeds                                    $50,000        100.00%

(1) Lease of office space. Commencing Sept. 1, 2002, Innovatia be obligated to pay rent for the office space it occupies at 5655 S. Yosemite Street, Suite 109, Greenwood Village, CO 80111 at the rate of $2,000 per month.
(2) Purchase of equipment. Purchase video projection equipment and all necessary hardware to install five Broadcast Art Show test locations. Each projector costs approximately $3000 and the additional broadcast equipment and mounting hardware costs an additional $1000.
(3) Equipment Rental. Rental of required video "toaster" equipment to compile actual art show.
(4) Website  Development.  Although our websites are functional at this time, we


Innovatia, Inc. SB-2                     9
anticipate utilizing the website development fund to enhance the website, making the website more user friendly, and implementing additional functionality on the artist upload site. This enhancement of the site will be paid for through this allocation.
(5) Marketing/Advertising. Marketing/Advertising includes expenditures for advertising in art-related informational material such as artist magazines in order to form collaborative relationships with artists.
(6) Working Capital. We intend to apply the balance of the proceeds of the offering to working capital. Our management will have broad discretion with respect to the use of proceeds retained as working capital. Such proceeds may be used to defray overhead expenses, purchase capital equipment, fund expansion and negative cash flow positions and for future opportunities and contingencies that may arise. We anticipate utilizing some of the working capital for such items as letterhead, postage, telephone expenses, and general office administrative purposes.






































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





DILUTION

The difference between our initial public offering price per share of common stock and the pro forma net tangible book value per share of common stock after this offering constitutes the dilution to investors in this offering. Our net tangible book value per share is determined by dividing our net tangible book value (total tangible assets less total liabilities) by the number of outstanding shares of common stock.

At April 30, 2002 our common stock had a pro forma net tangible book value of approximately $1,855 or $.0006183 per share. After giving effect to the receipt of the net proceeds from this offering offered in this prospectus at an assumed initial offering price of $.25 per share, our pro forma net tangible book value at offering conclusion will be $51,855 or $.0162046 per share, representing an immediate increase in net tangible book value of $.0155863 per share to our present stockholders, and immediate dilution of $.2344137 per share to investors, or 93.765%. The following table illustrates dilution to investors on a per share basis:

Offering price per share                                      $   .25
Net tangible book value per share before offering             $   .0006183
Increase per share attributable to investors                  $   .0155863
Pro forma net tangible book value per share after offering    $   .0162046

Dilution per share to investors                               $   .2344137

BUSINESS

General
-------

Innovatia, Inc. was organized on March 12, 2001, and commenced operations in early May of 2001. To date the company has filed for a U.S. patent for the business process entailed in the Broadcast Art Show. Innovatia is engaged in the business of producing the "Broadcast Art Show". Broadcast Art Show entails the collection, distribution and display of digital images of art works in a variety of commercial venues. As a routine course of conduct, artists take photographs of their completed artworks for purposes of self-promotion and archiving. These photographs have always been useful in showing artworks to prospective buyers.
Broadcast Art Show will seek the cooperation of artists to collect digital images (photographs) of contemporary artworks from a broad spectrum of artists from throughout the United States and possibly foreign countries, sort the images into "shows", transmit these images by a variety of methods, and display these images using digital projectors or other high-definition display media in a variety of public, commercial venues, such as restaurants, lounges, waiting rooms and similar venues where people congregate. Innovatia, Inc., believes that these images of artworks will prove highly entertaining to the audience and hopes that it will be able to secure Sponsors to purchase advertising on the show to create revenues.





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





Services
--------

To date the activities of Innovatia have consisted of conceptualization of a digital art show in public venues, research and investigation into the technologies and techniques involved, a patent filing as of May 14, 2001 (filing no. 09/855867), the purchase of electronic equipment (projector, laptop computer with DVD), and the commencement of a web site designed to solicit artists' works for use in the show. One of the principals, Bruce Penrod, has attended three conventions concerning electronics and one seminar on advertising sales in preparation for the beginning of operations.

The principals of Innovatia believe that several challenges exist and must be met successfully before the Art Show can be broadly deployed. The first challenge is technical. Much of the past eight months has been spent discussing the anticipated collection, modification, sorting, sending and displaying of digital image files in public venues. The distribution of digital files may consist of Internet connectivity or the physical delivery of storage media to the venue. While it is our opinion that no insurmountable hurdles exist, this is a complicated task and there may be unforeseen difficulties which preclude some venues altogether.

Internet Websites
------------------

Innovatia, dba Broadcast Art Show, will utilize Internet connectivity in several ways. First, it may be the most efficient means to distribute digital image files to the various venues. Second, it will be a necessity for the collection of digital image files from artists, who are far-flung. Third, the venture will have a general purpose web site for public use which will perform numerous functions, including holding `thumbnail' images of all art displayed publicly, a search facility to identify artists with their works, general information suitable for venues and potential sponsors.

Innovatia depends greatly on advertising support for most, if not all, the anticipated revenues from the Broadcast Art Show. Since the Art Show is expected to be mute, at least initially, such advertising will not be conventional audio/video advertising most companies are familiar with, and thus there is a significant question as to the value and salability of such advertising. The advertising should be viewed as similar in nature to 'billboard' advertising. To date, Innovatia has not contacted any prospective advertisers and therefore has no experience as to the marketability of such advertising. It is hoped that the upscale audience will be attractive to potential advertisers and thus will lead to significant advertising sales.

Marketing
---------

Innovatia, Inc., plans to offer a digital art show to a variety of public venues for no cost to the venue. The belief is that the entertainment of its patrons will be a sufficient inducement for the venue to allow the show to be displayed. At present there is no plan to split advertising revenues with venues, but the possibility exists that it may be necessary in some cases to secure the participation of the venue. Innovatia will also require the participation of artists in contributing their digital images (or slides which we will convert to digital images) and agreeing to public display. Over the last half of year 2001, Innovatia has contacted a number of artists and surveyed their reactions to this concept. Approximately half the artists contacted have agreed to participate. Innovatia believes that the supply of interesting, contemporary artworks for


Innovatia, Inc. SB-2                     12
display at no cost to Broadcast Art Show is likely. Artists seem to view the venture as a good outlet for them to show their works, however briefly, and a method of exposure to potential buyers of their works.

Patents
-------

On May 14, 2001, Messrs. Penrod and Bogani filed for a U.S. patent, filing number 09/855867, covering the processes of collecting, sorting, distributing and displaying digital images of art works in public venues. The U.S. Patent and Trademark Office has not acted upon the application. At the time of filing, Penrod and Bogani assigned any and all patent rights to Innovatia, Inc. There can be no certainty that any patent will be awarded, and a patent could be awarded recognizing far less than what has been claimed in the application. Therefore, no investor should rely on any protection from a potential patent award.

Government Regulation
---------------------

Government approval is not necessary for Innovatia's business, and government regulations have no effect or a negligible effect on its business.

Employees and Consultants
-------------------------

Currently the only employees of Innovatia are Mr. Mark Bogani and Mr. Bruce Penrod. Upon commencement of active operations, in which the company is soliciting artists, venues and advertisers, it is anticipated the company will hire sales, marketing, operations and possibly installation personnel. We anticipate that many venues will require us to install some type of high definition video display which will be dedicated solely to the presentation of the Art Show. In most cases, we expect that to consist of a ceiling-mounted digital projector, receiving signal via in-house wiring connected to a local source or the Internet, and projecting onto a light-colored wall or screen. The company may elect to outsource these installations, or it may elect to perform them `in-house', in which case technical personnel will be required. In addition, personnel in the home office to receive, sort, collate and send content to the various venues will require at least one and possibly more employees.

Marketing needs will require personnel to solicit venues and coordinate installations, solicit artists and review submissions from such artists, and to sell advertising to a variety of potential sponsors. During the aggressive build-up phase, the company expects to require all such personnel largely prior to the receipt of significant revenues from advertising, and will thus need to expend considerable capital from cash reserves. The company expects to hire all such personnel under conventional work contracts, necessitating payment of travel expenses, payroll taxes and competitive employee benefits as of that date.

Facilities
----------

The company currently occupies space at 5655 S. Yosemite St. Ste. 109, Greenwood Village, Co. 80111 in a commercial office building in the middle of the Denver Technological Center, southeast of Denver proper. It shares this space with several other companies, and to date has not been obligated to pay rent. Upon funding through this offering, it is anticipated that the company will either


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





assume a significant share of the current rent or seek other, comparable space suitable for operations.

Legal Proceedings
-----------------

We know of no legal proceedings to which we are a party or to which any of our property is the subject, which are pending, threatened or contemplated or any unsatisfied judgments against us.

PLAN OF OPERATION

General
-------

Upon securing the necessary funding, Innovatia expects to begin implementing its business plan, which entails three separate and major areas. First, we will contact and solicit artists for their contribution of digital files of suitable artwork. A small-scale test of this effort during the summer and fall of 2001 proved encouraging, and we believe we can depend on the cooperation of many artists, who will receive exposure for their works in return. Second, we will offer the show at no charge to suitable venues. We will look for upscale locations such as hotel lounges where the art show will not interfere with normal conversation. Since we believe the entertainment value to patrons compensates for our presence and advertising, we expect the relationship with the venue to be neutral, whereby neither party receives additional consideration. However, it must be stressed that no venues have been approached to date and the arrangement by which the Art Show is offered is subject to the rules of the marketplace. Thus, there can be no assurance that the Broadcast Art Show will be welcomed by the most attractive venues without some type of remuneration, and therefore there is a high degree of uncertainty as to the budget needs of the venture. The third area of focus will be solicitation of advertisers. This is the primary, and possibly exclusive source of revenue to the venture. As discussed elsewhere, no advertisers have been approached and the venture will need to install and run the show with no revenue for some period of time in order to familiarize potential advertisers with the product.

The numerous variables make it impossible to pinpoint the exact cost of our plan of operation over the next twelve months. In some cases venues will have their own high definition displays in place available to us for the Art Show, while other venues will require us to purchase and install the equipment. If, as expected, the major means of distribution of the art show is via the Internet, then significant costs may be incurred bringing broadband Internet connectivity to the venue and installing it with our equipment. Equipment purchase and installation is projected as the bulk of the necessary expenditure for the Art Show to proceed, but those projections are necessarily imprecise.

The full implementation of our business plan, including the employment or retention of experts as consultants, is dependent upon our ability to raise significant additional capital from equity and/or debt financing in addition to that anticipated from this offering and/or achieve significant profits from operations. We believe that we may not realize significant profits from operations in the next year and that it will be necessary to raise additional funds after the expiration of one year following the closing of this offering. We have no organized plan to raise capital in addition to that anticipated from this offering. However, we intend to increase our efforts to raise capital,


Innovatia, Inc. SB-2                     14
exploring all available alternatives for debt and/or equity financing, including, but not limited to, private and public securities offerings. We cannot be certain that these efforts will be successful. In the event that only limited additional financing is received, we expect our ability to execute our development plan to be limited. Further, even if we succeed in obtaining the level of funding necessary to fully implement our business plan and proposed integrated marketing campaign and employ or retain the necessary employees in the various specialized areas, this will not ensure the realization by us of profits from operations.

Milestones
----------

The steps needed to make Innovatia operational and successful are the following:
Innovatia will seek to raise $50,000 from this offering in order to implement its plan of operations for the first twelve months of operations. This amount of capital must be raised in order to properly commence operations. If we do not raise at least $50,000 from this offering, then we will seek funding by borrowing from our principal stockholders. This first influx of capital is budgeted for promotional expenses in announcing Broadcast Art Show, soliciting artists to participate, and seeking venture capital to commence operations.

Upon successful pilot deployment(s), we will begin contacting prospective advertisers to sponsor the Art Show on a broad basis. Since virtually all anticipated revenue will come from advertising sales, this phase is both critical to the ongoing viability of the venture and necessary before any large-scale expansion can be launched. While advertising solicitation will be ongoing indefinitely, a minimum commitment from advertisers will be necessary before the venture can proceed.

Innovatia is still considered to be a development stage company, with no significant revenue, and is dependent upon the raising of capital through placement of its common stock. Innovatia may never be successful in raising the capital it requires through the sale of its common stock.

Results of Operations
---------------------

We realized revenues of $0 and incurred a net loss of $7,095 for the period from inception (March 12, 2001) to April 30, 2002. Our operating expenses of $7,095 consisted of general and administrative expenses. We realized additional revenue of $0 and net income (loss) of $(1,586) for the quarter ended April 30, 2002.

Financial Condition, Liquidity and Capital Resources
----------------------------------------------------

As of April 30, 2002, we had total assets of $3,752, consisting of current assets, including cash and cash equivalents of $3,752, accounts receivable of $0, office equipment of $0 and a deferred tax asset of $0. We had no working capital deficit at April 30, 2002, because of current assets totaling $3,752 and accounts payable of $1,897. Until the successful completion of this offering,


Innovatia, Inc. SB-2                     15
which is not assured, we expect to experience working capital shortages from time-to-time. Our total shareholders' equity was $1,855 as of April 30, 2002, including an accumulated deficit of $(7,095). Our future success will be dependent upon:

     o    Our ability to develop relationships with artists; and

     o    Our ability to to secure commercial venues for our Broadcast Art Show.

Should our efforts to raise additional capital through equity and/or debt financing fail, management is expected to provide the necessary working capital so as to permit us to continue as a going concern.

Net cash used in operating activities was $(3,248) for the period from inception (March 12, 2001) to April 30, 2002, because of the net loss of $(7,095) incurred, and the adjustments to reconcile net loss to net cash flows from operating activities totaling $3,847, during the period. For the period from inception to April 30, 2002, net cash flows from investing activities was $-0-. Net cash flows from financing activities was $7,000 due to the sale of shares of common stock. Cash increased by $3,752, from $-0- at the beginning of the period to $3,752 at the end of the period, because of the above-described factors.

Inflation
---------

We believe that inflation has not had a material impact on our business.

Seasonality
-----------

We do not believe that our business is seasonal.





















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





                                   MANAGEMENT

Executive Officers and Directors
--------------------------------

Our executive officers and directors are as follows:

Name                     Age         Title
----                     ---         ------

Mark A. Bogani           37          President, CEO
Bruce H. Penrod          52          Vice President, Secretary & Treasurer

General
-------

The individuals named in the table above may be deemed to be our "parents" and "promoters," as those terms are defined in the General Rules and Regulations under the Securities Act of 1933. Our directors are elected to hold office until the next annual meeting of shareholders and until their respective successors have been elected and qualified. Our executive officers are elected by the Board of Directors and hold office until resignation or removal by the Board of Directors. Set forth below under "Business Experience" is a description of the business experience of our executive officers and directors. All organizations with which each executive officer and director is or has been previously employed are not affiliated with us.

Family Relationships
--------------------

There is no family relationship between our executive officers and directors.

Business Experience
-------------------

Since attending college from 1983-1987, Univ. of Colorado--Denver and Metropolitan State College, majoring in Computer Information Systems, Mr. Bogani has both worked for and founded a variety of firms in the areas of securities, precious metals, collectibles and rare coins, with a particular emphasis on computer system management. During 1988-90 he co-founded the Inverness Financial Publications, Inc., a financial public relations firm that specialized in producing corporate profiles and investor relations media for public companies. From 1990-98 he was Marketing Manager, Systems Administrator and IT Manager for London Coin Galleries, with locations throughout the Southern California area. During the same period, 1994-7 he co-founded the World Mint Agency, Inc., compiling catalogs on collectibles, precious metals and rare coins to international clientele. From 1997 to 2000, Mr. Bogani founded and ran Web Ventures Group, LLC., an Internet consulting firm. During that time he has designed, implemented and maintained more than 40 web sites both for personal business use and for other clients. From April 2000 through April 2002, Mr. Bogani was Secretary and Treasurer of Relevant Links, Inc., a publicly traded web portal software development company.

Mr. Bogani's expertise extends to numerous computer programming languages including HTML, XML, DHTML, PERL, PHP and CGI. His initial role within Innovatia



Innovatia, Inc. SB-2                     17
will be to develop relationships with local and national artists and collecting material for the Broadcast Art Show. As Innovatia moves into the next phase of its business model, the functionality will be in place automating the collection of content for the art shows enabling Mr. Bogani to spend more time on the compilation and actual functionality of the art show itself.

Bruce Penrod is the current president and partial owner of Birch Street Communications, Inc., a Denver-based telecommunications firm with interests in International Telephony and broadband wireless projects. He also consults various Internet-related companies on marketing strategies. Prior to his involvement with Birch Street Communications, Mr. Penrod was a principal in the oil and gas business. Companies run by Mr. Penrod pioneered a new technology for oil recovery - the mobile swab method, and those companies ultimately owned and operated over 800 wells in Texas and New Mexico, making them among the largest in well bore ownership in each state. Mr. Penrod oversaw the manufacture of seven mobile swab units of proprietary design and the companies set records for footage, depth, and volume of production. Mr. Penrod's initial role at Innovatia will be securing venues for the Broadcast Art Show and soliciting advertising sales.

Executive Compensation
----------------------

Since May, 2002, Mr. Penrod and Mr. Bogani, our executive officers and directors, have been employed part time in pursuit of the Broadcast Art Show for Innovatia. They have received no compensation for their efforts to date. The proceeds of this offering will be used to further the enterprise by producing sample shows in several test venues, and will not be used to pay any salaries to any officer or director. Both Mr. Bogani and Mr. Penrod agree to serve without cash compensation until such time as either revenues permit or additional capital of at least $100,000 is raised.

Stock Option Grants. We have granted no stock options as of the date of this prospectus. In the future, we may offer stock options to prospective employees, non-employee members of the Board of Directors and/or consultants.

Long-Term Incentive Plans. We do not provide our officers or employees with pension, stock appreciation rights, long-term incentive or other plans and have no intention of implementing any of these plans for the foreseeable future. Our Board of Directors will have discretion over the provisions of these plans.

Indemnification. Under Colorado law and pursuant to our Articles of Incorporation, we may indemnify our officers and directors for various expenses and damages resulting from their acting in these capacities. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our officers or directors pursuant to those provisions, we have been informed by our counsel that, in the opinion of the U.S. Securities and Exchange Commission, the indemnification is against public policy as expressed in the Securities Act of 1933, and is therefore unenforceable.

Compensation of Directors. Our directors receive no compensation pursuant to any standard arrangement for their services as directors.



Innovatia, Inc. SB-2                     18

Employment Agreements. We have no employment agreement with either Mr. Bogani, the President, the Chief Executive Officer and a director of Innovatia, or Mr. Penrod, the Secretary, the Treasurer and a director of Innovatia. We may enter into employment agreements with the foregoing after the completion of this offering.

Conflicts of Interest
---------------------

Our officers and directors are subject to the doctrine of corporate opportunities insofar as business opportunities in which we have expressed an interest as evidenced by resolutions appearing in our records and minutes from time to time. All business opportunities within these designated areas of interest that come to the attention of our officers and directors are required to be promptly disclosed and made available to us. Any officer or director may avail himself or herself of any of these opportunities only after the opportunity has been considered and rejected by Innovatia or is determined by the Board of Directors to be beyond the scope of the company's area of interest. However, any officer or director is not prohibited from maintaining a business existing prior to the time that it is designated as an area of interest to which the corporate opportunity doctrine applies.

































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





PRINCIPAL SHAREHOLDERS

The following table sets forth certain information regarding the ownership of our common stock as of the date of this prospectus and as adjusted to reflect the sale of the shares of common stock offered by this prospectus, by each shareholder known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock, each director and executive officer and all directors and executive officers as a group. Each of our shareholders has sole voting and investment power with respect to the shares he or she beneficially owns.

                               Shares                  Percent of Class
Name and Address of            Beneficially    ---------------------------------
Beneficial Owner               Owned           Before Offering    After Offering

Mark Bogani                    1,500,000            50.0%            46.875%
4451 South Xeric Way
Denver, Colorado  80237

Bruce H. Penrod                1,500,000            50.0%            46.875%
1625 S. Birch St. #801
Denver, Co.  80222

All Directors and Executive
Officers of Innovatia          3,000,000           100.0%            93.75%
as a Group (two persons)

The information in the above table regarding the ownership of our common stock by each of the named individuals and group, as of the date of this prospectus and as adjusted to reflect the offering, is based upon 3,000,000 shares of our common stock issued and outstanding as of the date of this prospectus. Mr. Bogani and Mr. Penrod serve as our executive officers and members of our Board of Directors.

CERTAIN TRANSACTIONS

On March 12, 2001, we issued 1,500,000 newly-issued, restricted shares of common stock to each of Mr. Mark Bogani, our President/Chief Executive Officer, and Mr. Bruce H. Penrod, our Secretary/Treasurer, in consideration of their payment of $1,500 each (total $3,000) into the corporation. Additional paid in capital of $4,000 was contributed by these parties (or assigns) for a total capital contribution of $7,000. The other $1,950 of additional paid in capital is $150 per month non-cash contribution of donated rent for office space.

Because of their present management positions with, organizational efforts on behalf of and percentage share ownership in, Innovatia, Mr. Bogani, and Mr. Penrod may be deemed to be our "parents" and "promoters," as those terms are defined in the Securities Act of 1933 and the applicable Rules and Regulations under the Securities Act of 1933. Because of these relationships, future transactions between and among Innovatia, Mr. Bogani and/or Mr. Penrod could not be considered to have occurred at arm's-length.



Innovatia, Inc. SB-2                     20

PLAN OF DISTRIBUTION AND TERMS OF THE OFFERING

This is a "direct public" offering. We will not receive any proceeds of the offering unless we sell all of the 200,000 shares offered in this prospectus. If all of the shares are not sold, subscribers will lose the use of their funds for the offering period of up to 180 days; the funds invested by them will be promptly returned to the subscribers at the end of the offering without interest and without deduction.

We are offering two hundred thousand (200,000) shares at twenty five cents ($0.25) per share. We can give no assurance that the shares will be sold. If subscriptions are received for fewer than 200,000 shares, no shares will be sold.

Funds received prior to reaching the 200,000 shares will be held in a non-interest bearing segregated account and will not be used until the offering is completed. The segregated account is an account separated from our existing operations account set up for the sole purpose of receiving the proceeds of this offering. If we do not sell 200,000 shares within 180 days after commencement of this offering, the offering will terminate and all money paid for shares will be returned to the purchasers, without interest and without deduction within 24 hours of the termination of the offering if not fully subscribed within the 180 days.

If we are unsuccessful in achieving the offering, funds will be redistributed to all investors who have purchased the shares offered in this prospectus. Upon achieving the offering and the acceptance of a subscription for shares, our transfer agent will issue the shares to the purchasers. We may continue to offer shares for a period of 180 days after commencement of this offering or until we have sold all of the shares offered in this prospectus. During the offering period, no subscriber will be entitled to any refund of any subscription.

We will sell the shares on a "best efforts", "all-or-none," basis through our officers and directors, Messrs. Bogani and Penrod, who will not receive any compensation in connection with the sale of shares, although we will reimburse them for expenses incurred in connection with the offer and sale of the shares. Messrs. Bogani and Penrod will be relying on, and complying with, Rule 3a4-1 of the Exchange Act as a "safe harbor" from registration as a broker-dealer in connection with the offer and sales of the shares. In order to rely on such "safe harbor" provisions provided by Rule 3a4-1, they must be in compliance with all of the following: they must not be subject to a statutory disqualification; they must not be compensated in connection with such selling participation by payment of commissions or other payments based either directly or indirectly on such transactions; they must not be an associated person of a broker-dealer; they must restrict participation to transactions involving offers and sale of the shares; they must perform substantial duties for the issuer after the close of the offering not connected with transactions in securities, and not have been associated with a broker or dealer for the preceding 12 months, and not participate in selling an offering of securities for any issuer more than once every 12 months; and they must restrict participation to written communications or responses to inquiries of potential purchasers.

Messrs. Bogani and Penrod intend to comply with the guidelines enumerated in Rule 3a4. Messrs. Bogani and Penrod, nor any affiliates will be purchasing shares in the offering.


Innovatia, Inc. SB-2                     21

You may purchase shares by completing and manually executing a subscription agreement and delivering it with your payment in full for all shares which you wish to purchase to our offices. Your subscription shall not become effective until accepted by us and approved by our counsel.

DESCRIPTION OF SECURITIES

Description of Capital Stock
----------------------------

Our authorized capital stock consists of 50,000,000 shares of common stock. There are presently two shareholders of record of our 3,000,000 outstanding shares of common stock.

Description of Common Stock
---------------------------

Common Stock
------------

Our Articles of Incorporation authorizes the issuance of 50,000,000 shares of common stock, $0.001 par value per share, of which 3,000,000 shares were outstanding as of the date of this prospectus. Upon sale of the 200,000 shares, we will have outstanding 3,200,000 shares of common stock. Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock have no cumulative voting rights. Holders of shares of common stock are entitled to share ratably in dividends, if any, as may be declared, from time to time by the Board of Directors in its discretion, from funds legally available to be distributed. In the event of a liquidation, dissolution or winding up of Innovatia the holders of shares of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities and the prior payment to the preferred stockholders if any. Holders of common stock have no preemptive rights to purchase our common stock. There are no conversion rights or redemption or sinking fund provisions with respect to the common stock.

Transfer Agent
--------------

First American Stock Transfer, Inc., 610 East Bell Road, Suite #2-155, Phoenix, Arizona 85022, is the transfer agent and registrar for our common stock.

LEGAL MATTERS

The Law Offices of Randall J. Lanham, 28562 Oso Parkway, Unit D, Rancho Santa Margarita, CA 92688, will pass upon certain legal matters in connection with the validity of the issuance of the shares of common stock.

EXPERTS

Comiskey & Company, P.C., independent certified public accountants, has audited the Financial Statements of Innovatia, for the periods and to the extent set forth in its report, which are included herein in reliance upon the authority of said firm as experts in accounting and auditing.




Innovatia, Inc. SB-2                     22

                                 Innovatia, Inc.

                          (A Development Stage Company)

                              FINANCIAL STATEMENTS

                                 April 30, 2002

                                    CONTENTS




                                                                         Page


BALANCE SHEET                                                            F-3

STATEMENT OF OPERATIONS                                                  F-4

STATEMENT OF CASH FLOWS                                                  F-5

NOTES TO FINANCIAL STATEMENTS                                            F-6

                                 Innovatia, Inc.
                          (A Development Stage Company)
                                  BALANCE SHEET
                                 April 30, 2002



     ASSETS

CURRENT ASSETS
     Cash and cash equivalents                                $       3,752
                                                              --------------

         Total current assets                                         3,752
                                                              --------------

         TOTAL ASSETS                                         $       3,752
                                                              ==============

     LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
     Accounts payable                                         $         800
     Credit card payable                                              1,097
                                                              --------------

         Total current liabilities                                    1,897
                                                              --------------

STOCKHOLDERS' EQUITY
     Common stock, $0.001 par value; 50,000,000
         shares authorized; 3,000,000 shares issued and
         outstanding                                                  3,000
     Additional paid in capital                                       5,950
     Deficit accumulated during the development stage                (7,095)
                                                              --------------

                                                                      1,855
                                                              --------------

         TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY           $       3,752
                                                              ==============









    The accompanying notes are an integral part of the financial statements.

                                Innovatia, Inc.
                         (A Development Stage Company)
                            STATEMENT OF OPERATIONS




                                                                            Inception
                                                        Three months     (March 12, 2001)
                                                           ended                to
                                                      April 30, 2002      April 30, 2002
                                                    --------------------------------------

Revenues                                            $               -   $               -

General and administrative expenses                             1,586               7,095
                                                    ------------------  ------------------

     NET LOSS                                                  (1,586)             (7,095)

Deficit accumulated during the development stage

     Balance, beginning of period                              (5,509)                  -
                                                    ------------------  ------------------

     Balance, end of period                         $          (7,095)  $          (7,095)
                                                    ==================  ==================

NET LOSS PER SHARE                                  $            (NIL)  $            (NIL)
                                                    ==================  ==================

WEIGHTED AVERAGE NUMBER OF SHARES OF
    COMMON STOCK AND COMMON STOCK
    EQUIVALENTS OUTSTANDING                                 3,000,000           3,000,000
                                                    ==================  ==================









    The accompanying notes are an integral part of the financial statements.

                                 Innovatia, Inc.
                          (A Development Stage Company)
                             STATEMENT OF CASH FLOWS



                                                                                   Inception
                                                             Three months       (March 12, 2001)
                                                                ended                  to
                                                           April 30, 2002        April 30, 2002
                                                        --------------------  --------------------

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss                                                $           (1,586)   $           (7,095)
Adjustments to reconcile net loss to
  net cash flows from operating activities:
      Contributed rent                                                 450                 1,950
      Increase in accounts payable                                     811                 1,897
                                                        --------------------  --------------------

            Net cash flows from operating activities                  (325)               (3,248)
                                                        --------------------  --------------------

CASH FLOWS FROM INVESTING ACTIVITIES

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from stock issue                                              -                 7,000
                                                        --------------------  --------------------

            Net cash flows from financing activities                     -                 7,000
                                                        --------------------  --------------------

NET INCREASE (DECREASE) IN CASH
  AND CASH EQUIVALENTS                                                (325)                3,752

CASH AND CASH EQUIVALENTS,
  BEGINNING OF PERIOD                                                4,077                     -
                                                        --------------------  --------------------

CASH AND CASH EQUIVALENTS,
  END OF PERIOD                                         $            3,752    $            3,752
                                                        ====================   ===================











    The accompanying notes are an integral part of the financial statements.

                                 Innovatia, Inc.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                 April 30, 2002


1.   Management's Representation of Interim Financial Information
-----------------------------------------------------------------
     The accompanying financial statements have been prepared by Innovatia, Inc. without audit pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted as allowed by such rules and regulations, and management believes that the disclosures are adequate to make the information presented not misleading. These financial statements include all of the adjustments which, in the opinion of management, are necessary to a fair presentation of financial position and results of operations. All such adjustments are of a normal and recurring nature. These financial statements should be read in conjunction with the audited financial statements at January 31, 2002.

2.   Financial Presentation
---------------------------
     The Company elects to omit financial statements for the comparative period ended April 30, 2001. Such omission is permitted by Securities and Exchange Commission rules during the first two years that a company is in the development stage.

                                 Innovatia, Inc.

                          (A Development Stage Company)

                              FINANCIAL STATEMENTS

                                January 31, 2002

                                    CONTENTS




                                                                        Page


REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS                                F-9

BALANCE SHEET                                                           F-10

STATEMENT OF OPERATIONS                                                 F-11

STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)                             F-12

STATEMENT OF CASH FLOWS                                                 F-13

NOTES TO FINANCIAL STATEMENTS                                      F-14 to F-15

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



The Board of Directors and Stockholders of
Innovatia, Inc.


We have audited the accompanying balance sheet of Innovatia, Inc. (a development stage company) as of January 31, 2002, and the related statements of operations, stockholders' equity (deficit), and cash flows for the period from inception (March 12, 2001) to January 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Innovatia, Inc. as of January 31, 2002, and the results of its operations and cash flows for the period from inception (March 12, 2001) to January 31, 2002 in conformity with accounting principles generally accepted in the United States of America.


Denver, Colorado
March 18, 2002


/s/ Comiskey & Company


PROFESSIONAL CORPORATION

                                 Innovatia, Inc.
                          (A Development Stage Company)
                                  BALANCE SHEET
                                January 31, 2002



     ASSETS

CURRENT ASSETS
     Cash and cash equivalents                              $    4,077
                                                            -----------

         Total current assets                                    4,077
                                                            -----------

         TOTAL ASSETS                                       $    4,077
                                                            ===========

     LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
     Credit card payable                                    $    1,086
                                                            -----------

         Total current liabilities                               1,086
                                                            -----------

STOCKHOLDERS' EQUITY
     Common stock, $0.001 par value; 50,000,000
         shares authorized; 3,000,000 shares issued and
         outstanding                                             3,000
     Additional paid in capital                                  5,500
     Deficit accumulated during the development stage           (5,509)
                                                            -----------

                                                                 2,991
                                                            -----------

         TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY         $    4,077
                                                            ===========













    The accompanying notes are an integral part of the financial statements.

                                 Innovatia, Inc.
                          (A Development Stage Company)
                             STATEMENT OF OPERATIONS
       For the period from inception (March 12, 2001) to January 31, 2002




Revenues                                                        $          -
                                                                -------------

General and administrative expenses                                    5,509
                                                                -------------

     NET LOSS                                                         (5,509)

Deficit accumulated during the development stage

     Balance, beginning of period                                          -
                                                                -------------

     Balance, end of period                                     $     (5,509)
                                                                =============

NET LOSS PER SHARE                                              $       (NIL)
                                                                =============

WEIGHTED AVERAGE NUMBER OF SHARES OF
    COMMON STOCK AND COMMON STOCK
    EQUIVALENTS OUTSTANDING                                        3,000,000
                                                                =============

















    The accompanying notes are an integral part of the financial statements.

                                 Innovatia, Inc.
                          (A Development Stage Company)
                   STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
       For the period from inception (March 12, 2001) to January 31, 2002


                                                                                         Deficit
                                          Common stock                                  accumulated          Total
                                --------------------------------      Additional        during the       stockholders'
                                   Number of                            paid-in         development         equity
                                    shares            Amount            capital           stage            (deficit)
                                --------------    --------------    --------------    --------------    --------------
Common stock issued for
   cash, March 2001,
   $0.001 per share                 3,000,000     $       3,000     $       4,000     $           -     $       7,000

Contributed rent                            -                 -             1,500                 -             1,500

Net loss, January 31, 2002                  -                 -                 -            (5,509)           (5,509)
                                --------------    --------------    --------------    --------------    --------------

Balance, January 31, 2002           3,000,000     $       3,000     $       5,500     $      (5,509)    $       2,991
                                ==============    ==============    ==============    ==============    ==============


















    The accompanying notes are an integral part of the financial statements.

                                 Innovatia, Inc.
                          (A Development Stage Company)
                             STATEMENT OF CASH FLOWS
       For the period from inception (March 12, 2001) to January 31, 2002




CASH FLOWS FROM OPERATING ACTIVITIES
Net loss                                                        $      (5,509)
Adjustments to reconcile net loss to
   net cash flows from operating activities:
       Contributed rent                                                 1,500
       Increase in accounts payable                                     1,086
                                                                --------------

             Net cash flows from operating activities                  (2,923)
                                                                --------------

CASH FLOWS FROM INVESTING ACTIVITIES

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from stock issue                                             7,000
                                                                --------------

             Net cash flows from financing activities                   7,000
                                                                --------------

NET INCREASE IN CASH
  AND CASH EQUIVALENTS                                                  4,077

CASH AND CASH EQUIVALENTS,
  BEGINNING OF PERIOD                                                       -
                                                                --------------

CASH AND CASH EQUIVALENTS,
  END OF PERIOD                                                 $       4,077
                                                                ==============













    The accompanying notes are an integral part of the financial statements.

                                 Innovatia, Inc.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                January 31, 2002



1.   Summary of Significant Accounting Policies
-----------------------------------------------
Description
-----------
Innovatia, Inc. (the "Company") was incorporated under the laws of the State of Colorado on March 12, 2001. The principal office of the corporation is 5655 S. Yosemite Street, Suite 109, Greenwood Village, Colorado 80111.

The Company has a patent pending on a business process that is expected to generate future revenues.

The Company is a Corporation.

Accounting Method
-----------------
The Company records income and expenses on the accrual method.

Loss per Share
--------------
Loss per share was computed using the weighted average number of shares of common stock and common stock equivalents outstanding during the period.

Repairs and Maintenance
-----------------------
Repairs and maintenance of a routine nature are charged as incurred, while those which extend or improve the life of existing assets are capitalized.

Financial Instruments
---------------------
Unless  otherwise  indicated,   the  fair  value  of  all  reported  assets  and
liabilities which represent financial instruments (none of which are held for trading purposes) approximate the carrying values of such amounts.

Statement of Cash Flows
-----------------------
For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

There was no cash paid during the period ended January 31, 2002 related to interest or income taxes.

Use of Estimates
----------------
The preparation of the Company's financial statements in conformity with generally accepted accounting principles requires the Company's management to make estimates and assumptions that effect the amounts reported in these financial statements and accompanying notes. Actual results could differ from those estimates.

                                 Innovatia, Inc.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                January 31, 2002



Consideration of Comprehensive Income Items
-------------------------------------------
For the period ended January 31, 2002, the Company's financial statements do not contain any changes that are required to be reported separately in comprehensive income.

2.   Stockholders' Equity
-------------------------
As of January 31, 2002, 3,000,000 shares of the Company's $0.001 par value common stock were issued and outstanding. Of these, all shares had been issued for cash.

3.   Related Party Transactions
-------------------------------
One stockholder provides office space in his home at no charge to the Company. Rent expense for this space has been estimated at $150 per month and has been recorded as a contribution to capital.

4.   Income Taxes
-----------------
The Company computes and records taxes payable based upon determination of taxable income which is different from pre-tax financial statement income. Such differences arise from the reporting of financial statement amounts in different periods for tax purposes. The timing differences are a result of different accounting methods being used for financial and tax reporting.

The Company has Federal net operating loss carryforwards of approximately $4,000 expiring during the year 2022. The tax benefit of these net operating losses is approximately $1,000 and has been offset by a full allowance for realization. For the year ended January 31, 2002 the allowance increased by $1,000. This carryforward may be limited upon consummation of a business combination under IRC Section 381.

                     (OUTSIDE BACK COVER PAGE OF PROSPECTUS)

                   TABLE OF CONTENTS                          INNOVATIA, INC.

Item                                            Page
----                                            ----

PROSPECTUS SUMMARY..............................   2
  The Company...................................   2
  The Offering..................................   2        200,000 Shares of
  Selected Financial Information................   3          Common Stock

                                                           ------------------
RISK FACTORS....................................   4
Risk Factors Related to This Offering...........   4
We are a development-stage company with
  limited prior business operations and,
  accordingly, it is difficult to evaluate
  our business and prospects....................   4
We have realized no revenue and no earnings,
  and we may not be able to achieve
  profitable operations in the future ..........   4
We expect significant increases in our costs
  and expenses that may result in continuing
  losses for at least the next year, which,
  in turn, may cause a dramatic change in our
  business plan or the sale, merger or
  bankruptcy of our business....................   4
The continuation of business strongly
  depends on the two officers
  of the company................................   5
Because our executive officers and directors
  are our only two employees and have limited
  experience, we may not be able to achieve
  profitability or maintain.....................   5
We have limited assets and working capital
  and minimal shareholders' equity and, if
  our financial condition does not improve,
  we will cease operations and  our
  shareholders will lose their entire
  investment....................................   5
We may not succeed in procuring the right
  venues, enough venues, participating
  artists, artworks, which serve to entertain
  the public....................................   5
Acceptance by Venues............................   5
Reliance on Advertising revenues................   5
Dependence on Artists...........................   6




Innovatia, Inc. SB-2                     23

Our lack of a marketing organization
  and limited marketing capability may
  adversely affect customer acceptance
  and our revenues..............................   6
There is no public market for our common
  stock and, if a public market fails to
  develop or be sustained, then investors
  may be unable to sell, and therefore lose
  their investments in, the shares of
  common stock..................................   6
Because our management will continue to
  control Innovatia, they will be able to
  determine the outcome of all matters
  requiring approval of our  shareholders.......   6
Our stock price will fluctuate after this
  offering, which may result in substantial
  losses for investors..........................   7
The Penny Stock Rules will cover our
  stock, which may make it difficult for
  a broker to sell..............................   7
This offering is a direct participation
  offering, and there may be less due
  diligence performed...........................   7
New shareholders will incur substantial
  dilution of approximately $.2344137 per
  share as a result of this offering............   7
Sales of substantial amounts of our shares
  may depress our stock price...................   7
There is no guarantee that we will be able
  to raise the necessary funds in this
  offering or that additional funds will
  be available to us when we need them and,
  if financing is unavailable, we may need
  to dramatically change our  business plan.....   8













Innovatia, Inc. SB-2                     24

DETERMINATION OF OFFERING PRICE.................   8

ADDITIONAL INFORMATION..........................   8

USE OF PROCEEDS.................................   9

DILUTION........................................   11

BUSINESS........................................   11
  General.......................................   11
  Services......................................   12
  Internet Websites.............................   12
  Marketing.....................................   12
  Patents.......................................   13
  Government Regulation.........................   13
  Employees and Consultants.....................   13
  Facilities....................................   13
  Legal Proceedings.............................   14

PLAN OF OPERATION...............................   14
  General.......................................   14
  Milestones....................................   15
  Results of Operations.........................   15
  Financial Condition, Liquidity and
    Capital Resources...........................   15
  Inflation.....................................   16
  Seasonality...................................   16

MANAGEMENT......................................   17
  Executive Officers and Directors..............   17
  General.......................................   17
  Family Relationships..........................   17
  Business Experience...........................   17
  Executive Compensation........................   18
  Conflicts of Interest.........................   19

PRINCIPAL SHAREHOLDER...........................   20

CERTAIN TRANSACTIONS............................   20

PLAN OF DISTRIBUTION AND TERMS OF THE
  OFFERING......................................   21




Innovatia, Inc. SB-2                     25

DESCRIPTION OF SECURITIES.......................   22     __________________
Description of Capital Stock....................   22
Description of Common Stock.....................   22         PROSPECTUS
Transfer Agent..................................   22     __________________

LEGAL MATTERS...................................   22

EXPERTS.........................................   22

FINANCIAL STATEMENTS............................   F-1


Until ____________, 2002 (90 days after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.





































Innovatia, Inc. SB-2                     26

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers.
---------------------------------------------------

     Sections 7-109-101 through 7-109-110 of the Colorado Business Corporation Act provide for the indemnification of the officers, directors and controlling persons of a corporation as follows:

     Section 7-109-101 Definitions. As used in this article:
     -----------------------------

     (1) "Corporation" includes any domestic or foreign entity that is a predecessor of a corporation by reason of a merger or other transaction in which the predecessor's existence ceased upon consummation of the transaction.

     (2) "Director" means an individual who is or was a director of a corporation or an individual who, while a director of a corporation, is or was serving at the corporation's request as a director, an officer, an agent, an associate, an employee, a fiduciary, a manager, a member, a partner, a promoter, or a trustee of, or to hold any similar position with, another domestic or foreign corporation or other person or of an employee benefit plan. A director is considered to be serving an employee benefit plan at the corporation's request if the director's duties to the corporation also impose duties on, or otherwise involve services by, the director to the plan or to participants in or beneficiaries of the plan. "Director" includes, unless the context requires otherwise, the estate or personal representative of a director.

     (3)  "Expenses" includes counsel fees.

     (4) "Liability" means the obligation incurred with respect to a proceeding to pay a judgment, settlement, penalty, fine, including an excise tax assessed with respect to an employee benefit plan, or reasonable expenses.

     (5) "Official capacity" means, when used with respect to a director, the office of director in a corporation and, when used with respect to a person other than a director as contemplated in section 7-109-107, the office in a corporation held by the officer or the employment, fiduciary, or agency relationship undertaken by the employee, fiduciary, or agent on behalf of the corporation. "Official capacity" does not include service for any other domestic or foreign corporation or other person or employee benefit plan.

     (6) "Party" includes a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

     (7) "Proceeding" means and threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal.






Innovatia, Inc. SB-2                     27

     7-109-102.   Authority to indemnify directors.
     ----------------------------------------------

     (1) Except as provided in subsection (4) of this section, a corporation may indemnify a person made a party to a proceeding because the person is or was a director against liability incurred in the proceeding if:

          (a)  The person conducted himself or herself in good faith; and

          (b)  The person reasonably believed:

               (I) In the case of conduct in an official capacity with the corporation, that his or her conduct was in the corporation's best interests; and

               (II) In all other cases, that his or her conduct was at least not opposed to the corporation's best interests; and

          (c) In the case of any criminal proceeding, the person had no reasonable cause to believe his or her conduct was unlawful.

     (2) A director's conduct with respect to an employee benefit plan for a purpose the director reasonably believed to be in the interests of the participants in or beneficiaries of the plan is conduct that satisfies the requirement of subparagraph (II) of paragraph (b) of subsection (1) of this section. A director's conduct with respect to an employee benefit plan for a purpose that the director did not reasonably believe to be in the interests of the participants in or beneficiaries of the plan shall be deemed not to satisfy the requirements of paragraph (a) of subsection (1) of this section.

     (3) The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this section.

     (4)  A corporation may not indemnify a director under this section:

          (a) In connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or

          (b) In connection with any other proceeding charging that the director derived an improper personal benefit, whether or not involving action in an official capacity, in which proceeding the director was adjudged liable on the basis that he or she derived an improper personal benefit.

     (5) Indemnification permitted under this section in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.



Innovatia, Inc. SB-2                     28

     7-109-103.   Mandatory indemnification of directors.  Unless limited by its
     ----------------------------------------------------
articles of incorporation, a corporation shall indemnify a person who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the person was a party because the person is or was a director, against reasonable expenses incurred by him or her in connection with the proceeding.

     7-109-104.   Advance of expenses to directors.
     ----------------------------------------------

     (1) A corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding if:

          (a) The director furnishes to the corporation a written affirmation of the director's good faith belief that he or she has met the standard of conduct described in section 7-109-102;

          (b) The director furnishes to the corporation a written undertaking, executed personally or on the director's behalf, to repay the advance if it is ultimately determined that he or she did not meet the standard of conduct; and

          (c) A determination is made that the facts then known to those making the determination would not preclude indemnification under this article.

     (2) The undertaking required by paragraph (b) of subsection (1) of this section shall be an unlimited general obligation of the director but need not be secured and may be accepted without reference to financial ability to make repayment.

     (3) Determinations and authorizations of payments under this section shall be made in the manner specified in section 7-109-106.

     7-109-105.   Court-ordered indemnification of directors.
     --------------------------------------------------------

     (1) Unless otherwise provided in the articles of incorporation, a director who is or was a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice the court considers necessary, may order indemnification in the following manner:

          (a) If it determines that the director is entitled to mandatory indemnification under section 7-109-103, the court shall order indemnification, in which case the court shall also order the corporation to pay the director's reasonable expenses incurred to obtain court-ordered indemnification.

          (b) If it determines that the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director met the standard of conduct set forth in



Innovatia, Inc. SB-2                     29

     section 7-109-102 (1) or was adjudged liable in the circumstances described in section 7-109-102 (4), the court may order such indemnification as the court deems proper; except that the indemnification with respect to any proceeding in which liability shall have been adjudged in the circumstances described in section 7-109-102 (4) is limited to reasonable expenses incurred in connection with the proceeding and reasonable expenses incurred to obtain court-ordered indemnification.

     7-109-106.   Determination   and   authorization   of   indemnification  of
     ---------------------------------------------------------------------------
directors.
----------

     (1) A corporation may not indemnify a director under section 7-109-102 unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because the director has met the standard of conduct set forth in section 7-109-102. A corporation shall not advance expenses to a director under section 7-109-104 unless authorized in the specific case after the written affirmation and undertaking required by section 7-109-104 (1) (a) and (1) (b) are received and the determination required by section 7-109-104 (1) (c) has been made.

     (2) The determinations required by subsection (1) of this section shall be made:

          (a) By the board of directors by a majority vote of those present at a meeting at which a quorum is present, and only those directors not parties to the proceeding shall be counted in satisfying the quorum; or

          (b) If a quorum cannot be obtained, by a majority vote of a committee of the board of directors designated by the board of directors, which committee shall consist of two or more directors not parties to the proceeding; except that directors who are parties to the proceeding may participate in the designation of directors for the committee.

     (3) If a quorum cannot be obtained as contemplated in paragraph (a) of subsection (2) of this section, and a committee cannot be established under paragraph (b) of subsection (2) of this section, or, even if a quorum is obtained or a committee is designated, if a majority of the directors constituting the quorum or the committee so directs, the determination required to be made by subsection (1) of this section shall be made:

          (a) By independent legal counsel selected by a vote of the board of directors or the committee in the manner specified in paragraph (a) or (b) of subsection (2) of this section or, if a quorum of the full board cannot be obtained and a committee cannot be established, by independent legal counsel selected by a majority vote of the full board of directors; or

          (b)  By the shareholders.





Innovatia, Inc. SB-2                     30

     (4) Authorization of indemnification and advance of expenses shall be made in the same manner as the determination that indemnification or advance of expenses is permissible; except that, if the determination that indemnification or advance of expenses is permissible is made by independent legal counsel, authorization of indemnification and advance of expenses shall be made by the body that selected this counsel.

     7-109-107.   Indemnification  of  officers,  employees,  fiduciaries,   and
     ---------------------------------------------------------------------------
agents.
-------

     (1)  Unless otherwise provided in the articles of incorporation:

          (a) An officer is entitled to mandatory indemnification under section 7-109-103, and is entitled to apply for court-ordered indemnification under section 7-109-105, in each case to the same extent as a director;

          (b) A corporation may indemnify and advance expenses to an officer, employee, fiduciary, or agent of the corporation to the same extent as to a director; and

          (c) A corporation may also indemnify and advance expenses to an officer, employee, fiduciary, or agent who is not a director to a greater extent, if not inconsistent with public policy, and if provided for by its bylaws, general or specific action by its board of directors or shareholders, or contract.

     7-109-108.   Insurance.   A corporation may purchase and maintain insurance
     ----------------------
on behalf of a person who is or was a director, officer, employee, fiduciary, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, fiduciary, or agent of another domestic or foreign corporation or other person or of an employee benefit plan, against liability asserted against or incurred by the person in that capacity or arising from his or her status as a director, officer, employee, fiduciary, or agent, whether or not the corporation would have power to indemnify the person against the same liability under section 7-109-102, 7-109-103, or 7-109-107. Any such insurance may be procured from any insurance company designated by the board of directors, whether such insurance company is formed under the laws of this state or any other jurisdiction of the United States or elsewhere, including any insurance company in which the corporation has an equity or any other interest through stock ownership or otherwise.

     7-109-109.   Limitation of indemnification of directors.
     --------------------------------------------------------

     (1) A provision treating a corporation's indemnification of, or advance of expenses to, directors that is contained in its articles of incorporation or bylaws, in a resolution of its shareholders or board of directors, or in a contract, except an insurance policy, or otherwise, is valid only to the extent the provision is not inconsistent with sections 7-109-101 to 7-109-108. If the articles of incorporation limit indemnification or advance of expenses, indemnification and advance of expenses are valid only to the extent not inconsistent with the articles of incorporation.





Innovatia, Inc. SB-2                     31

         (2) Sections 7-109-101 to 7-109-108 do not limit a corporation's power to pay or reimburse expenses incurred by a director in connection with an appearance as a witness in a proceeding at a time when he or she has not been made a named defendant or respondent in the proceeding.

     7-109-110.   Notice to shareholders  of  indemnification of director.  If a
     ---------------------------------------------------------------------
corporation indemnifies or advances expenses to a director under this article in connection with a proceeding by or in the right of the corporation, the corporation shall give written notice of the indemnification or advance to the shareholders with or before the notice of the next shareholders' meeting. If the next shareholder action is taken without a meeting at the instigation of the board of directors, such notice shall be given to the shareholders at or before the time the first shareholder signs a writing consenting to such action.

Item 25. Recent Sales of Unregistered Securities.
-------------------------------------------------

     Since March 12, 2001, the date of our inception, we have sold securities in transactions summarized in the following subsection (a)

(a)

                                                                          Number of Shares
   Purchaser         Date of Sale             Consideration             of Common stock Sold
------------------   ------------    -------------------------------    --------------------
Mark A. Bogani         3/12/2001     Payment in the amount of $3,500          1,500,000

Bruce H. Penrod        3/12/2001     Payment in the amount of $3,500          1,500,000

     With  respect to the sale  described  in  subsection  (a),  we relied  upon
Section 4(2) of the Securities Act of 1933 for transactions by an issuer not involving any public offering, as an exemption from the registration requirements of Section 5 of the Securities Act of 1933. As the then President/Chief Executive Officer and Treasurer/Secretary, respectively, of Innovatia, Messrs. Bogani and Penrod had access to information enabling them to evaluate the merits and risks of the transaction on the date of sale. Messrs. Bogani and Penrod each represented in writing that he acquired the securities for investment for his or her own account and not with a view to distribution. Stop-transfer instructions have been issued to Innovatia's transfer agent with respect to the securities, and the transfer agent has been instructed to issue the certificates representing the securities bearing a restrictive investment legend. Each purchaser signed a written agreement stating that the securities will not be sold except by registration under the Securities Act of 1933 or pursuant to an exemption from registration.















Innovatia, Inc. SB-2                     32

Item 27. Exhibits.
------------------

     The following Exhibits are filed as part of this Registration Statement on Form SB-2.

Item Number                         Description
-----------                         -----------

   (3.1)          Articles of Incorporation of Innovatia, Inc., filed  March 12,
                  2001.

   (3.2)          Bylaws of Innovatia, Inc.

   (4.1)          Form of stock certificate.

   (5.1)          Opinion and Consent of Randall J. Lanham, Esq.

   (23.1)         Consent of Comiskey and Company, P.C.

Item 28. Undertakings.
----------------------

     (e) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.














Innovatia, Inc. SB-2                     33

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorizes the registration statement to be signed on its behalf by the undersigned, in the City of Greenwood Village, State of Colorado, on June 28, 2002.

                                               INNOVATIA, INC.
                                               (Registrant)



                                               By: /s/ Mark A. Bogani
                                                  ---------------------------
                                                  Mark A. Bogani, President,
                                                  Chief Executive Officer


                                               By: /s/ Bruce H. Penrod
                                                  ---------------------------
                                                  Bruce H. Penrod, Secretary,
                                                  Treasurer


In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.



Date:  June 28, 2002                        /s/ Mark A. Bogani
                                            ---------------------------
                                            Mark A. Bogani, President,
                                            Chief Executive Officer


                                             /s/ Bruce H. Penrod
                                            ---------------------------
                                            Bruce H. Penrod, Secretary,
                                            Treasurer























Innovatia, Inc. SB-2                     34

                                  EXHIBIT INDEX

     The following Exhibits are filed as part of this Registration Statement on Form SB-2.


Item
Number            Description
------            -----------

 (3.1)            Articles of Incorporation of Innovatia, Inc., filed  March 12,
                  2001.

 (3.2)            Bylaws of Innovatia, Inc.

 (4.1)            Form of stock certificate.

 (5.1)            Opinion and Consent of Randall J. Lanham, Esq.

 (23.1)           Consent of Comiskey and Company, P.C.



























Innovatia, Inc. SB-2                     35